TEMPUB, password protected 30 year  5.5's        Date:08/20/2003   14:11:20

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UBS Investment Bank               |CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890 |Pac Bands  I:   0-   0  II:

0-   0

III:   0-

0

Closing Date: 8/29/2003           |WHOLE  30 year  Pricing Speed: 300 PSA               |PacI %: 0.00   Indices:  1ML

1.030

First Pay: 9/25/2003              |WAC:5.73   WAM:355.75                                |

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Tranche Name	Bal(MM)	Coupon	Payment Window	Aver. Life	Dur	TX YR	Spread bp	Yield	Price %	Description	Day Del	Deal %
3A8	23,000,000	5.25000	9/03-12/09	3.16		3					24	5.72
3A9	1,000,000	5.25000	9/03-12/09	3.16		3					24	0.25
3A4	41,252,729	5.25000	4/11- 5/16	9.61		-2					24	10.25
3A5	20,000,000	5.25000	9/06- 8/33	15.65		-2					24	4.97
3A6	270,271	0.00000	9/06- 8/33	15.65		-2					24	0.07
3A12	36,000,000	5.25000	9/08- 8/33	10.85		10					24	8.95
3A13	4,000,000	5.25000	9/08- 8/33	10.85		10					24	0.99
3A10	36,000,000	5.25000	9/03-12/07	2.47		-2					24	8.95
3A11	19,313,800	5.25000	12/07- 4/11	5.87		-2					24	4.80
3A7	208,253,200	5.25000	9/03- 4/11	3.51		-2					24	37.95

Paydown Rules:

1. Pay 3A12 and 3A13, pro-rata, the NAS principal distribution amount;

2. If current month greater than 36, pay 3A5 and 3A6, prorata, up to 20,270.00, per payment date;

3.Allocate 72.41901886% to 3A7, until retired;

    Allocate 18.3876453140% to 3A10, and 3A11, in that order, until retired;

    Allocate  9.1933358139% to 3A8 and 3A9, pro-rata,  and then to  3A11, in that order, until retired;

4. Pay 3A4, until retired;

5. Pay 3A5 and 3A6, pro-rata, until retired;

6. Pay 3A12 and 3A13, pro-rata, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the scheduled principal amount and

The NAS percent times the NAS prepay shift of the unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (3NAS) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

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Tot:  11   402,413,677.06    5.45065               5.92   4.53            6.2116    99.14

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Collateral

Type  Balance            Coupon   Prepay     WAM   Age    WAC

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.

The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.